EX-35 (a)
ANNUAL STATEMENT OF COMPLIANCE PURSUANT TO SECTION 3.20

Citigroup Mortgage Loan Trust, Series 2006-FX1
Asset-Backed Pass-Through Certificates, Series 2006-FX1

Each of the undersigned does hereby certify that he/she is a duly appointed Authorized Servicing Agent of Ameriquest Mortgage Company (the "Servicer"), and further certify as follows:

1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of October 1, 2006 (the "Agreement"), among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A., Ameriquest Mortgage Company and Opteum Financial Services, as servicers, Wells Fargo Bank, N.A., as master servicer and as trust administrator, and U.S. Bank National Association, as trustee.

2. I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the year; provided however that the Servicer has noted the following material exception:

       Section 3.10 of the Agreement requires: "On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder..."

       The practice of the Servicer during the preceding calendar year has been to deposit in the clearing account (which is an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and to thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when as and when received.

       The Servicer has since adjusted its practices to meet the requirements of the Agreement.


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       Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 26, 2007.

By: /s/ Jane Johnson
Name:  Jane Johnson
Title: Authorized Servicing Agent

By: /s/ Jule J. Keen
Name:  Jule J. Keen
Title: Executive Vice President and
       Authorized Servicing Agent

I, Denise Apicella, an Assistant Secretary of the Servicer, hereby certify that each of Jane Johnson and Jule J. Keen is a duly qualified, and acting Authorized Servicing Agent of the Servicer and that the signature appearing above is his/her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 26, 2007.

By: /s/ Denise Apicella
Name: Denise Apicella
Title: Assistant Secretary